Strong Municipal Bond Fund, Inc.
                                        EXHIBIT 16
SCHEDULE OF COMPUTATION OF PERFORMANCE QUOTATIONS
I.     CURRENT ANNUALIZED YIELD:  30 days ended August 29,
1997
     A.     Formula
                              a-b
          YIELD = 2[(---------- + 1)6 - 1]
                              cd
          Where:                         a =  dividends and interest earned
during the period.
b =  expenses accrued for the period (net of reimbursements).
c =  the average daily number of shares outstanding during the period.
d =  the maximum offering price per share on the last day of the period.
     B.     Calculation
                                   1,112,729.39 - 149,275.05
          YIELD = 2[(---------------------------------- + 1)6 - 1]
                                             24,529,668.841 x 9.52
          YIELD =     5.00%
II.  TAX-EQUIVALENT YIELD:  30 Days ended August 29, 1997
     A.     Formula
          Tax-Equivalent Yield =         YIELD (as defined
above)
                                             100% - Stated Marginal Tax Rate B.
Calculation
          5.00%/(1 - .31 tax rate*)
          5.00%/.69 = 7.25%
          *31% federal tax rate
III. AVERAGE ANNUAL COMPOUNDED RETURN
     A.     Formula
                                                       _____
          P (1 + T)n = ERV      or   T \n/ERV/P -1

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Where:           P =  a hypothetical initial payment of
$10,000
                        T =  average annual total return
          n =  number of years

                    ERV =     ending redeemable value of a hypothetical $10,000
payment made
                    at the beginning of the stated periods at the end of the
stated
                    periods.
     B.     Calculation
                         _____
          T = \n/ERV/P - 1
          1.     One-year period 8-31-96 through 8-31-97
                              ___________
                         11.79% = \1/11,179/10,000 - 1
          2.     Five-year period 8-31-92 through 8-31-97
                              ___________
                          5.92% = \5/13,329/10,000 - 1
          3.     Ten-year period 8-31-87 through 8-31-97
                              ___________
                         7.29% = \10/20,206/10,000 - 1
          4.     Since inception 10-23-86 through 8-31-97
                                   ___________
                        6.51% = \10.85/19,837/10,000 - 1
IV.  TOTAL RETURN
     A.     Formula
          EV-IV
               IV =    TR
Where:               EV = Value at the end of the period,
including reinvestment of all
dividends and capital gains distributions
          IV = Initial value of a hypothetical investment at the net asset value
          TR = Total Return
B.     Calculation
     EV-IV
          IV =      TR
     One-year period ended August 31, 1997
               11,179 - 10,000
                    10,000          =    11.79 %

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